UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 15, 2006
Date of Report (Date of earliest event reported)

MAIN STREET RESTAURANT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-18668	11-2948370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 N. 40th STREET, SUITE 200
PHOENIX, ARIZONA 85018
(Address of Principal Executive Offices) (Zip Code)

(602) 852-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2006, Main Street Restaurant Group, Inc. (the “Company”) entered into an employment agreement with Stuart K. Gee. Mr. Gee’s employment agreement is for a term of approximately two years, ending on April 1, 2008, and provides for him to serve as the Company’s Chief Operating Officer for an annual salary of $200,000. In addition, the employment agreement provides that Mr. Gee will be eligible to receive performance bonuses in amounts determined as a percentage of his base salary in relationship to set financial performance of the Company. Mr. Gee is entitled to participate in the Company’s standard health and welfare benefit plans, is eligible for share-based compensation awards under the Company’s incentive plans as determined by the Company’s board of directors, and is eligible for benefits under the Company’s Change of Control Policy.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure provided in Item 1.01 of this report concerning the appointment of Mr. Gee as the Company’s Chief Operating Officer is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

10.51	Employment Agreement, dated May 15, 2006, between the Company and Stuart K. Gee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIN STREET RESTAURANT GROUP, INC.

Date: May 18, 2006	By:	/s/ William G. Shrader
William G. Shrader
Chief Executive Officer and President

2

EXHIBIT INDEX

Exhibit
Number	Description

10.51	Employment Agreement, dated May 15, 2006, between the Company and Stuart K. Gee